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                                                                   Exhibit 2(n)


                            DOCUMENT ESCROW AGREEMENT

                           Michiana News Service, Inc.
                           ---------------------------

         This agreement is made and entered into as of October 21, 1996, among United Magazine Company, an Ohio corporation ("UNIMAG"), Michiana News Service, Inc., a Michigan corporation ("MICHIANA"), all of Michiana's shareholders (individually, a "MICHIANA SHAREHOLDER" and collectively, the "MICHIANA SHAREHOLDERS"), and Baker & Hostetler ("ESCROW AGENT").

                             BACKGROUND INFORMATION
                             ----------------------

         A. Unimag, Michiana, and the Michiana Shareholders are parties to a Stock Transfer and Exchange Agreement (the "EXCHANGE AGREEMENT") dated July 30, 1996, and certain other documents executed in connection with the transactions contemplated by the Exchange Agreement (the "ADDITIONAL DOCUMENTS").

         B. Unimag, Michiana, and the Michiana Shareholders desire to consummate the Exchange (defined in the Exchange Agreement) and the other transactions contemplated by the Exchange Agreement upon the satisfaction of certain conditions (as described in Section 6.5 of the Exchange Agreement and as also described more fully in this agreement).

         C. Unimag, Michiana, and the Michiana Shareholders desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

         D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

         The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:

         Section 1. Unless otherwise defined in this agreement, all capitalized words and phrases in this agreement shall have the same meanings as set forth in the Exchange Agreement.

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         Section 2. Unimag, Michiana, and/or the Michiana Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

         Section 3. Unimag has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit B.

         Section 4. Michiana has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

         Section 5. The Michiana Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit D.

         Section 6. Unimag, Michiana, and/or the Michiana Shareholders, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

         Section 7. Promptly following the Escrow Closing and the escrow closings for the other acquisitions, the Escrow Agent shall take all necessary action to file or record the documents listed as item 1 of Exhibit B and item 2 of Exhibit C in such offices as may be required to properly perfect in favor of the trustee under the Debenture Agreement the security interests granted by item 1 of Exhibit B and item 1 of Exhibit C.

         Section 8. Unless Unimag, Michiana, and the Michiana Shareholders all otherwise agree and collectively instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

                  (a) Unimag shall have consummated the escrow closings of the Stoll Acquisition, all of the Scherer Companies Acquisitions (except for Northern), and the acquisition of The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"). Such escrow closings shall have been completed no later than November 15, 1996, and shall be upon terms and conditions substantially similar to the Escrow Closing under the Exchange Agreement and this agreement (hereinafter referred to as this "ESCROW CLOSING"). Unimag and Michiana hereby acknowledge that the escrow closing for Northern has been completed prior to this Escrow Closing and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and by Stoll, by each of Ohio Periodical Distributors, Inc., The Scherer Companies, Wholesalers Leasing Corp., and Read-mor Book Stores, Inc. (collectively, the "SCHERER COMPANIES"), and by each of the Klein Companies, respectively (for the Stoll Acquisition, each of the respective Scherer Companies Acquisitions (except for Northern), and each of the respective Klein Companies acquisitions), in the form attached hereto as Exhibit E, certifying that the escrow closing for the Stoll Acquisition, each of the respective Scherer Companies

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         Acquisitions (except for Northern), and each of the respective Klein
         Companies acquisitions has been completed, the date completed, and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. Each certificate shall also be executed by Michiana for the purpose of evidencing Michiana's acknowledgement and agreement to the certifications set forth in that certificate.

                  (b) The Exchange, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and each of the respective Klein Companies acquisitions shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit F, certifying that the Exchange, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor Book Stores, Inc.), and each of the respective Klein Companies acquisitions were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.

                  (c) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

         Section 9. Upon the satisfaction of the conditions set forth in Section 8 by Escrow Agent's receipt of all of the certificates described in Section 8, the Parties will attend the Closing (as contemplated by the Exchange Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages list on Exhibit A and the Shareholder Voting Agreement counterpart signature pages listed as item 1 on Exhibit D to the trustee under the Debenture Agreement with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents), (iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall represent the Klein Companies and their shareholders for purposes of receipt of such documents); (b) the documents listed as item 1 of Exhibit B and items 1 and 2 of Exhibit C to the trustee under the Debenture Agreement; (c) the remaining documents listed in Exhibit B to Thaddeus A. Majerek (who shall represent Michiana and all of the Michiana Shareholders for purposes of receipt of such documents); (d) the remaining documents listed in Exhibit C to an officer of Unimag; and (e) the certificates (and stock powers) for the Michiana Shares and HOCAB Shares listed on Exhibit D to an officer of Unimag. If instructed to do so by a Party entitled to receive documents, the Escrow Agent may deliver such documents to another person or entity. Unimag, Michiana, and the Michiana Shareholders hereby acknowledge that the closings for the Stoll Acquisition, the remaining Scherer Companies Acquisitions, and the Klein Companies acquisitions will be held shortly after the Closing.

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         Section 10. If all of the conditions set forth in Section 8 have not been satisfied by December 31, 1996, or such later date as Unimag and Michiana may agree to and so instruct Escrow Agent in writing, provided that they also obtain the written consent of 1st Source Bank to such later date, then Escrow Agent shall (a) destroy the Closing Documents described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, except for items 2, 3, 4, 11, 12, and 16, all of which the Escrow Agent shall destroy, (c) return the Closing Documents described in Exhibit C to Michiana, except for items 9, 12, 13, and 16, all of which Escrow Agent shall destroy, and (d) return the Closing Documents described in Exhibit D to the Michiana Shareholders (via Thaddeus A. Majerek as their attorney-in-fact), except for the Voting Agreement, which the Escrow Agent shall destroy; and all of the Closing Documents shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Exchange Agreement shall be deemed terminated and each of Unimag, Michiana, and the Michiana Shareholders shall remain responsible for its or their costs and expenses associated with the transactions contemplated by the Exchange Agreement in accordance with the provisions of Section 9.10 of the Exchange Agreement.

         Section 11. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and the Michiana Shareholders. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

         Section 12. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag, Michiana, and the Michiana Shareholders shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.

         Section 13.     Instructions to Escrow Agent shall be addressed to:

                           Baker & Hostetler
                           65 East State Street, Suite 2100
                           Columbus, Ohio 43215
                           Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested),

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or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

         Section 14. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c) waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

         Section 15. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

         Section 16. If the Escrow Agent receives a written notice from any of the Parties of a dispute as to completion of any of the conditions set forth in
Section 8, and such notice is received prior to the distributions from escrow set forth in Section 9, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler in that regard.

                                           UNITED MAGAZINE COMPANY

                                           By  /s/ Ronald E. Scherer
                                             --------------------------------
                                               Ronald E. Scherer, Chairman

                                           MICHIANA NEWS SERVICE, INC.

                                           By  /s/ Thaddeus A. Majerek
                                             --------------------------------
                                               Thaddeus A. Majerek, President

                  [Signatures continued on the following page.]

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                                 THE MICHIANA SHAREHOLDERS:

                                  /s/ Thaddeus S. Majerek
                                 -------------------------------------------
                                 THADDEUS S. MAJEREK, Trustee under
                                 a Self-Declaration Trust dated July 6, 1990

                                  /s/ Thaddeus S. Majerek
                                 -------------------------------------------
                                 THADDEUS A. MAJEREK, Trustee under
                                 an Irrevocable Family Trust Agreement with
                                 Thaddeus S. Majerek, dated January 22,
                                 1986

                                  /s/ Michael J. Majerek
                                 -------------------------------------------
                                 MICHAEL J. MAJEREK, Trustee under an
                                 Irrevocable Family Trust Agreement with
                                 Thaddeus S. Majerek, dated January 22,
                                 1986

                                 BAKER & HOSTETLER


                                 By /s/ Robert K. Rupp
                                 -------------------------------------------
                                  Robert K. Rupp, Partner

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                                    EXHIBIT A

                    DOCUMENTS DELIVERED BY UNIMAG, MICHIANA,
                        AND/OR THE MICHIANA SHAREHOLDERS

1. Debenture Agreement dated as of October 9, 1996, among Unimag, the Michiana Shareholders, and certain other parties. (Includes counterpart signature pages for only Unimag and the Michiana Shareholders. The remaining counterpart signature pages will be provided in connection with the other Escrow Closings.)


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                                    EXHIBIT B

                          DOCUMENTS DELIVERED BY UNIMAG

1. Two Mortgages executed by Unimag, as mortgagor. (Counterpart signature page of Trustee to be delivered to Escrow Agent in connection with the other Escrow Closings.)

2. Employment Agreements with Michael Gilbert, David W. Majerek, and Thaddeus A. Majerek.

3.       Agreement not to compete of Thaddeus S. Majerek.

4. Real Estate Purchase Agreement dated October 21, 1996, between A. Marie Majerek and Unimag for the Fort Wayne facility.

5.       Certified articles of incorporation of Unimag.

6.       Good standing certificate of Unimag.

7.       Certified code of regulations of Unimag.

8.       Incumbency certificate of Unimag.

9.       Certificate of president of Unimag.

10.      Certified board of directors resolutions.

11.      Supply Agreement dated October 21, 1996, between Unimag and HOCAB.

12. Asset Purchase Agreement dated October 21, 1996, between Toman Trucking and Unimag. (Schedules to be revised by parties as provided in the Agreement.)

13. Letters from shareholders of Unimag entitled to vote more than 50% of Unimag common shares indicating they will vote in favor of the Exchange.

14. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period for the acquisition of Ohio Periodical Distributors, Inc.

15. Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the Section 351 exchange.

16.      Opinion letter of Baker & Hostetler.

17. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to the Michiana Shareholders as required by the Exchange.


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18.      Nine Senior Debentures to be issued to the Michiana Shareholders (or their designee) under the Debenture Agreement.

19. Nine Subordinated Debentures to be issued to the Michiana Shareholders (or their designee) under the Debenture Agreement.

20. Resolutions of Unimag as the sole shareholder of Michiana electing new directors and officers of Michiana (to be effective at the Closing).


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                                  EXHIBIT C

                       DOCUMENTS DELIVERED BY MICHIANA

1. Two Security Agreements between Michiana and the Trustee granting to the Trustee (for the benefit of the Debenture Holders) a security interest in all tangible personal property of Michiana. [Includes counterpart signature page for Michiana only. Signature page of Trustee to be delivered to Escrow Agent in connection with the other Escrow Closings.]

2. Six UCC-1 financing statements executed by Michiana, as debtor. (Name of Trustee, as secured party, and execution by Trustee, to be provided to Escrow Agent in connection with the other Escrow Closings.)

3.       Certified articles of incorporation of Michiana.

4.       Good standing certificate of Michiana.

5.       Certified By-laws of Michiana.

6.       Incumbency certificate of Michiana.

7.       Certificate of president of Michiana.

8.       Written actions of board of directors and shareholders.

9.       Lease Agreement dated October 21, 1996, between A. Marie Majerek and
         Michiana.

10. Letter from 1st Source Bank dated July 29, 1996, consenting to Michiana entering into the Exchange Agreement.

11. Agreement of 1st Source Bank dated July 30, 1996, to release its security interest in certain Michiana shares.

12.      HOCAB Note dated October 21, 1996.

13. Stock Pledge Agreement dated October 21, 1996, among HOCAB, certain of its shareholders, certain specified Michiana Shareholders, and Unimag (Exhibit B to be added at Closing).

14. Agreement dated August 28, 1996, to terminate Stock Restriction Agreement and Stock Redemption Agreement.

15.      Agreement dated August 28, 1996, to terminate Retirement Income
         Agreement.

16.      Assignment of Executive Bonus Agreement of David A. Berkenes.


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17.      Amendment to Bonus Income Agreement of Tim Knoblauch.

18.      Opinion letter of Sperry & Bowman.

19. Resignations of all of the members of Michiana's board of directors and all of Michiana's officers (to be effective as of the Closing).

20.      Michiana's minute books and other corporate records.


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                                    EXHIBIT D

                DOCUMENTS DELIVERED BY THE MICHIANA SHAREHOLDERS

1. Shareholder Voting Agreement dated October 9, 1996, among the Michiana Shareholders and certain other parties (includes counterpart signature pages for only the Michiana Shareholders).

2. All of the certificates for the Michiana Shares endorsed for transfer to Unimag.

3. All of the certificates (and blank stock powers) for the HOCAB Shares to be pledged under the Stock Pledge Agreement.


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                                    EXHIBIT E

                          CERTIFICATE OF ESCROW CLOSING

                            [INSERT NAME OF COMPANY]

         The undersigned hereby certify, on behalf of [insert name of Company], and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler, which is the escrow agent under a certain document escrow agreement dated October ___, 1996 (the "MICHIANA DOCUMENT ESCROW AGREEMENT"), among Unimag, Michiana News Service, Inc. ("MICHIANA"), all of Michiana's shareholders, and Baker & Hostetler, as follows:

         1. The escrow closing (the "_________ Escrow Closing") contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date];

         2. The _________ Escrow Closing was completed upon terms and conditions substantially similar to the escrow closing provided for in the Michiana Document Escrow Agreement.

                                          [INSERT NAME OF
                                          COMPANY]

Date:  October ___, 1996                  By__________________________________
                                             Print Name________________________

                                          Its__________________________________

                                          UNITED MAGAZINE COMPANY

Date:  October ___, 1996                  By__________________________________
                                             Print Name________________________

                                          Its__________________________________

                    [Acknowledgement on the following page.]


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                                 ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees, on behalf of Michiana, that the certifications set forth in this certificate satisfy the requirements of Section 7(a) of the Michiana Document Escrow Agreement.

                                          MICHIANA NEWS SERVICE, INC.

Date:  October ___, 1996                  By__________________________________
                                             Print Name________________________

                                          Its__________________________________


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                                    EXHIBIT F

                      CERTIFICATE OF INSPECTOR OF ELECTIONS

         The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 1996, hereby certifies to Baker & Hostetler that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

         1. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock of Michiana in accordance with the terms of such exchange agreement;

         2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

         3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

         4. The Asset Transfer and Exchange Agreement between Unimag and Ohio Periodical Distributors, Inc. ("OPD"), and the acquisition of certain assets and liabilities of OPD in accordance with the terms of such exchange agreement;

         5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

         6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement.

         7. The Stock Transfer and Exchange Agreement among Unimag, The George R. Klein News Co., Central News Co., Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"), and all of their shareholders and the acquisition of the stock of the Klein Companies in accordance with the terms of such exchange agreement.

Date: _____________, 1996             ____________________________________
                                      _________________, Inspector of Elections